Exhibit 10.18

AMENDMENT NO. 1

TO THE

SECURITIES PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO THE SECURITIES PURCHASE AGREEMENT, dated as of October 8, 2021 (this “Amendment”), is entered into among 1847 Asiens Inc., a Delaware corporation (the “Buyer”), and Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen, as Trustees of the Wilhelmsen Family Trust, U/D/T dated May 1, 1992 (the “Seller”). The Buyer and the Seller are sometimes referred to in this Amendment individually as a “Party” and, collectively, as the “Parties.”

RECITALS

A. The Parties have previously entered into that certain Securities Purchase Agreement, dated as of July 29, 2020 (the “Securities Purchase Agreement”).

B. In consideration for entering into that certain Subordination Agreement in connection with a proposed financing between the parent company of the Buyer, and Leonite Capital, LLC, as agent (the “Agent”), as requested by the Agent, the Parties desire to amend the 6% Amortizing Promissory Note (the “Promissory Note”), dated July 29, 2020, as attached as Exhibit A to the Securities Purchase Agreement, on the terms and in the manner set forth herein.

C. Pursuant to Section 10 of the Promissory Note, the Promissory Note may be amended by the Parties only by written consent of the Buyer and the Seller.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree to the following:

1. Definitions. All capitalized terms used herein without definition shall have the meanings ascribed to them in the Securities Purchase Agreement or the Promissory Note, as applicable.

2. Amendments.

A. Section 1 as set forth in the Promissory Note shall be amended and restated in its entirety to read as follows.

“Principal Repayment. One-half (50%) of the outstanding principal amount of this Note ($518,750) (the “Amortized Principal”) and all accrued interest thereon shall be amortized on a two-year straight-line basis and payable quarterly in accordance with the amortization schedule set forth on Exhibit A to this Note (the “Amortization Schedule”), except for the payments that were initially scheduled on January 1, 2022 and April 1, 2022, which shall be paid upon closing of the proposed financing between the parent company of the Buyer and Leonite Capital, LLC, as agent (the “Financing”). The second-half (50%) of the outstanding principal amount of this Note ($518,750) (the “Unamortized Principal”) with all accrued, but unpaid interest thereon shall be paid on the Second Anniversary of the date of this Note (the “Maturity Date”) along with any other unpaid principal or accrued interest thereon. All payments of interest and principal shall be in lawful money of the United States of America.”

B. Exhibit A to the Promissory Note, as set forth in the Promissory Note, shall be amended and restated in its entirety to read as follows.

Exhibit A

Amortization Schedule

Quarterly payments begin on October 1, 2020 and shall be made on each January 1, April 1, July 1, and October 1 thereafter, and the balance of unpaid principal and accrued, but unpaid interest thereon, being fully paid on the Maturity Date; provided, however, the payments scheduled on January 1, 2022 and April 1, 2022 shall be accelerated and paid upon closing of the SILAC Financing, and the quarterly payments schedule will resume on July 1, 2022.

Quarterly Payment No.	Payment Amount	Principal	Interest	Remaining Amortized Principal Balance (50% of Total Principal)
October 1, 2020	$69,296.71	$61,515.46	$7,781.25	$457,234.54
January 1, 2021	$69,296.71	$62,438.19	$6,858.52	$394,796.35
April 1, 2021	$69,296.71	$63,374.76	$5,921.95	$331,421.59
July 1, 2021	$69,296.71	$64,325.39	$4,971.32	$267,096.20
October 1, 2021	$69,296.71	$65,290.27	$4,006.44	$201,805.93
Upon Closing of the Financing	$133,533.29	$133,533.29	-	$68,272.64
July 1, 2022	$71,391.22	$70,336.18	$1,055.04	$0.00
TOTALS:	$554,373.70	$520,813.54	$30.594.52

3. Effect of Amendment. Except as amended as set forth above, the Promissory Note and Securities Purchase Agreement shall continue in full force and effect.

4. Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5. Governing Law. This Amendment will be governed by, and construed in accordance with, the Laws of the State of California, without giving effect to any choice of Law or conflict of Law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of California.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed as of the date first above written.

BUYER:

1847 Asiens Inc.

By:	/s/ Robert Patterson
Name:	Robert Patterson
Title:	CEO

SELLER:

JOERG CHRISTIAN WILHELMSEN AND SUSAN
KAY WILHELMSEN, AS TRUSTEES OF THE
WILHELMSEN FAMILY TRUST, U/D/T
DATED MAY 1, 1992

By:	/s/ Joerg Christian Wilhelmsen
Name:	JOERG CHRISTIAN WILHELMSEN
Title:	Trustee

By:	/s/ Susan Kay Wilhelmsen
Name:	Susan Kay WILHELMSEN
Title:	Trustee

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